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                                                                  Exhibit 99.C2




                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


We consent to the use in this Amendment to the Registration Statement of our report dated September 13, 2002 relating to the Statement of Net Assets of UBS PaineWebber Equity Trust, Growth Stock Series 27, including the Schedule of Investments, included herein, and to the reference made to us under the caption "Independent Auditors" in the Prospectus.




                                ERNST & YOUNG LLP
                                -----------------


September 13, 2002
New York, New York